UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2022 (July 29, 2022)

Hallador Energy Company
(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange  Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 29, 2022, the Company entered into a Convertible Note Purchase Agreement with Lubar Opportunities Fund I ("LOFI"), of which Mr. David Lubar, a Company director, manages in his capacity as President and CEO of Lubar & Co and Hallador Alternative Assets Fund, LLC ("HAAF"), of which Mr. David C. Hardie, a Company director, manages in his capacity as Managing Member of Hallador Management, LLC whereby the Company issued a convertible promissory note to LOFI in the amount of $5.0 million (the "Note") on July 29, 2022, will issue a convertible promissory note to LOFI in the amount of $3.0 million on August 8, 2022, and a convertible promissory note to HAAF in the amount of $1.0 million on August 8, 2022.  The Convertible Note Purchase Agreement contains customary representations and warranties and representation rights and provisions under which the Company will file with the Securities and Exchange Commission a registration statement covering the resale of shares of the Company’s Common Stock that may be issued upon conversion of any of the foregoing promissory notes. Further, the Company and the purchasers of the Notes will agree to indemnify one another in the event certain liabilities arise in connection with sale of Company Common Stock pursuant to the registration statement. The foregoing description of the Convertible Note Purchase Agreement is qualified in its entirety by reference to the full extent of such document, a copy of which is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

The funds received from the Note will be used to provide additional working capital to the Company. The Note will mature on December 29, 2028 and will accrue interest at 8% per annum.

Pursuant to the terms of the Note, the holder of the Note may convert the entire principal balance and all accrued and unpaid interest then outstanding during the period beginning August 18, 2022 and ending on August 17, 2024 into shares of the Company Common Stock (the "Conversion Shares") at a per share conversion price of $6.254. Each Conversion Share will consist of one share of our Common Stock.  The conversion price and number of shares of the Company’s Common Stock issuable upon conversion of the July 29, 2022 Note are subject to adjustment from time to time for any subdivision or consolidation of the Company’s Common Stock and other standard dilutive events.

At any time on or after August 18, 2025, the Company may, at its option and upon 30 days written notice provided to the holder, elect to redeem the Note (in whole and not in part) and the holder shall be obligated to surrender the Note, at a redemption price equal to 100% of the outstanding principal balance, together with any accrued but unpaid interest thereon to the redemption date.  After receipt of such redemption notice from the Company, the holder may, at its option, elect to convert the principal balance and accrued interest into Conversion Shares by giving written notice of such election to the Company no later than five days prior to the date fixed for redemption.  The foregoing description of the Note is qualified in its entirety by reference to the full text of such document, a copy of which is attached to this Report as Exhibit 10.2, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.03 above, which disclosure is incorporated herein by reference.

The issuance of the July 29, 2022 Note was and, upon conversion of the July 29, 2022 Note, the issuances of any conversion shares issued thereunder will be, exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as transactions by an issuer not involving any public offering.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Document
10.1	Hallador Energy Company Convertible Note Purchase Agreement dated July 29, 2022
10.2	Hallador Energy Company Unsecured Convertible Promissory Note dated July 29, 2022 - Lubar Opportunities Fund I, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLADOR ENERGY COMPANY

Date: August 4, 2022	By:	/s/ Lawrence D. Martin
Lawrence D. Martin
Chief Financial Officer

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